Exhibit 10.12

FIRST AMENDMENT TO

SEVERANCE AGREEMENT AND CHANGE IN CONTROL AGREEMENT

THIS AMENDMENT TO SEVERANCE AGREEMENT AND CHANGE IN CONTROL AGREEMENT (this “Amendment”) is entered into by and between Fractyl Health, Inc. (the “Company”), and Tim Kieffer (the “Executive”) and will become effective, if at all, as of the date of the Company’s initial public offering of stock (“IPO”) pursuant to an effective registration statement filed under the Securities Act of 1933 (the “Amendment Effective Date”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the CIC Severance Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Executive are parties to that certain Severance Agreement and Change in Control Agreement, dated as of September 12, 2023 (the “CIC Severance Agreement”), which provides the Executive with severance benefits upon certain terminations of his employment; and

WHEREAS, the Company and the Executive mutually desire to amend the CIC Severance Agreement as set forth herein.

NOW, THEREFORE, in consideration of the Executive’s continued service with the Company and its subsidiaries and affiliates, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, effective as of the Amendment Effective Date, the Company and the Executive hereby agree as follows:

AMENDMENT

1.	Section 2(a) of the CIC Severance Agreement is hereby amended by deleting “6” and replacing it with “12.”

2.	Section 2(b) of the CIC Severance Agreement is hereby amended by deleting “6” and replacing it with “12.”

3.	Section 3(a) of the CIC Severance Agreement is hereby amended by deleting “9” and replacing it with “12.”

4.	Section 3(b) of the CIC Severance Agreement is hereby amended by deleting “9” and replacing it with “12.”

5.	Section 3(c) of the CIC Severance Agreement is hereby amended and restated in its entirety to read as follows:

Equity Awards. Each outstanding and unvested equity award held by Employee under any Company equity compensation plan that vests solely based on continued employment or service, including, without limitation, a stock option or restricted stock award, shall automatically become vested and, if applicable, exercisable and any forfeiture restrictions or rights of repurchase thereon shall immediately lapse, in each case, with respect to one hundred percent (100%) of the unvested shares underlying such equity award as of the Termination Date (for the avoidance of doubt, with any such awards that vest in whole or in part based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement).

6.	A new Section 3(d) is hereby added to the CIC Severance Agreement to read as follows:

Target Bonus. Employee shall be entitled to receive an amount in cash equal to 1.0 times the Employee’s then-current target annual bonus, payable in a cash lump sum, less applicable withholdings, on the first payroll date following the date the Release of Claims becomes effective and irrevocable.

7.

All other provisions of the CIC Severance Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the CIC Severance Agreement except to the extent specifically provided for herein. The validity, interpretation, construction and performance of this Amendment and the CIC Severance Agreement, as amended herein, shall be governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflict of laws of such state that would require the application of the laws of any other jurisdiction. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document. To the extent that the IPO does not close before June 30, 2024, this Amendment will be null and void.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment effective as of the Amendment Effective Date.

COMPANY
Fractyl Health, Inc.

Name:
Title:

EXECUTIVE

Tim Kieffer

(Signature Page to Amendment to CIC Severance Agreement)